Exhibit 10.20

DIGITAL RIGHTS PURCHASE AGREEMENT

THIS AGREEMENT (“Agreement”) DATED August 26th, 2005 (“Effective Date”) and stating the terms and conditions to which the undersigned have agreed by their mutual assent, shall constitute and set forth the terms by which CASCADE GmbH (hereinafter, (“OWNER”) agrees to sell the exclusive Digital Download Rights (hereinafter, “Rights”) in and to the Master Recordings (hereinafter, “Masters”) for the distribution and sale in the Territory, and Digital Music Works International (hereinafter, “DMI”) agrees to purchase the collection of Masters (“Catalog”) owned by OWNER, on the following terms and conditions:

1.	GRANT OF RIGHTS. OWNER hereby agrees to sell, assign, transfer and grant to DMI, the sole, exclusive and entire right to electronically distribute, market, promote and sell in the Territory, without any limitation not specifically set forth herein or hereinafter, in and to the purchased Masters embodying the compositions described in paragraph 6 (hereinafter referred to individually and collectively as “Master”, “Masters” or “Catalog”) and all electronic copies thereof in and to the performances embodied thereon including and limited to:

a.	The exclusive right during the term throughout the Territory to make, cause or otherwise effect Digital Audio Transmissions and Digital Phonorecord Deliveries of the Masters, including, without limitation, the right to sublicense or couple any of the Masters with recordings other than the Masters (“Electronic Distribution”). The term “Digital Audio Transmission” shall mean a transmission that embodies a sound recording including the performance thereof. The term “Digital Phonorecord Delivery” (“Digital Download) shall mean each individual delivery of a phonorecord or portion thereof by digital transmission of a sound recording which results in a specifically identifiable reproduction by or for any transmission recipient of a phonorecord of that sound recording, and any other digital delivery mechanism now known or unknown, including telephonic or by satellite or similar delivery mechanism[s];

b.	The non-exclusive right in the United States and the world to use, promote, market and publish and to permit others to use, promote, market and publish the names, approved likenesses and photographs of all persons who performed in the recording of the Master(s), in connection with the rights granted herein;

c.	The non-exclusive right in the United States and the world to use, promote, market and publish and to permit others to use, promote, market and publish Owner’s and Owner’s associated labels name and logo in connection with the rights of granted herein;

d.	The exclusive right to transform the Arrangement(s) into mobile telephone ring tone formats (the “Ring Tone(s)”), Master Ring Tones and/or Ringbacks or similar formats, now known or unknown, including telephonic, satellite or similar delivery mechanism[s];

e.	The exclusive right to use, promote, market, sell and download or otherwise transmit Ring Tones and/or the Master Tones to Customers’ mobile telephones for the Customers’ personal use to serve as the ringing alert on such Customers’ mobile telephones; and

Cascade Meridien GmbH Digital Rights Purchase Agreement – Execution Copy

f.	The exclusive right to promote the Ring Tones and/or the Master Tones on DMI’s and/or Third-Party Companies’ website(s).

2.	DMI hereby agrees to pay OWNER for the Rights to Masters described in paragraph 6, below, as follows:

a.	[*], of which [*] is payable upon execution of this Agreement and

b.	[*] upon receipt by DMI of Masters as per paragraph 6, with

c.	the balance paid [*] commencing [*] after delivery of the masters. [*].

d.	All Masters deliverable hereunder shall be delivered to DMI no later than [*] from Effective Date.

e.	If DMI exceeds the deadline for one of the statements and/or payments for more than [*], OWNER will give DMI written notice about this fact and grant DMI further [*] to cure this deficiency. If DMI fails to do so within this period of time, OWNER will deem this contract null and void.

f.	Notwithstanding anything contained herein to the contrary, in the event DMI fails to meet the deadlines set forth in paragraph 2(e), the Rights granted to DMI and for which OWNER has received payment shall [*].

3.	OWNER shall provide DMI with a schedule of all Masters delivered hereunder (“Schedule A”), attached hereto and incorporated in full by this reference. Schedule A, which may be from time to time amended, and shall accompany delivery of Masters and shall contain information requested by DMI, including, without limitation, the following:

a.	master song title,

b.	Artist Name,

c.	Songwriter and Publisher information

d.	whether “original recording”, “live” or “original artist re-recordings” as those terms are generally known in the US entertainment business

e.	Territory in which the rights are granted.

f.	any other information needed to perform the various obligations under this agreement, including but not limited to, label copy, provided such information is known to or readily available to OWNER.

5.	Territory shall mean the World.

6.	It is hereby understood that the Catalog consists of [*] and is generally described as the collection of Masters generally referred to as various pop, rock, Blues, Classical, Jazz and vocal works and set forth in OWNER’s spreadsheet named “Various USMusicCatalogs.xls” and “CascadeClassic catalogue.xls”, and more fully set forth in Schedule A.

7.	OWNER hereby certifies that OWNER is the sole and lawful owner of Masters, or has lawful power to exercise the sale of said Masters.

Cascade Meridien GmbH Digital Rights Purchase Agreement – Execution Copy

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

8.	For the purpose of this Agreement, “Rights” shall be deemed to include: all transcriptions, duplications, encoding or any other method, now known or hereafter devised, which can now or may be used in the future to duplicate the said performances/recordings of Masters stated herein only for Electronic Distribution media and automated retailing systems which use the “Internet”, “World Wide Web” or electronic bulletin board services to distribute and sell music product and particularly the stated recordings/performances of Master(s), and to include Electronic Distribution through any and all methods of Electronic Distribution, including telephonic, or wireless satellite transfer of said Masters for profit, and shall include and mean any and all musical works embodied in the Masters which are written or composed, in whole or in part, or owned or controlled, directly or indirectly, by third-party artist or OWNER, collectively or individually.

9.	OWNER agrees to and shall promptly provide DMI’s designated representative with contracts, bills of sale or other documents (hereinafter, “Contracts”) that support OWNER’s authority to grant the rights herein. All such contract, bills of sale and other documents shall remain confidential information.

10.	DMI may contract the services of a technician or other qualified person to inspect Masters to ensure the durability and/or mechanical fitness of Masters before monies or DMI Stock have been transferred to OWNER or before sale is deemed to be final.

11.	In the event that DMI determines in DMI’s sole discretion, that any Masters delivered under this Agreement are not technically or mechanically fit, acknowledging that the vast majority of the Masters are recordings completed without the benefit of current technology, or if in DMI’s sole discretion the chain of title as set forth in supporting Documents do not grant or confer upon DMI clear title to said Masters, DMI may reject such delivered Masters and OWNER shall either replace rejected Master with a replacement which DMI in DMI’s sole discretion deems acceptable or issue DMI refund or credit DMI’s account in a pro-rata amount for each rejected Master Recording.

12.	OWNER warrants that:

a.	OWNER is free to enter into and abide by the terms of this Agreement.

b.	OWNER is the sole owner of the Masters and of all the performances embodied thereon in the Territory.

c.	none of the Masters subject to this Agreement, their contents or DMI’s distribution or sale of the Masters shall interfere or infringe under common law or statutory law with the rights of any other party, including without limitation, contract rights, copyrights and rights of privacy, and OWNER has obtained all necessary clearances, licenses and permissions in the Territory;

d.	OWNER has the right to grant the Rights herein granted and to make each and all of the grants herein made to DMI in the Territory;

e.	No other person, firm or corporation has any right, title or interest in or to the Master(s) or any copies of duplicates thereof, inconsistent with the terms of this Agreement, except as specified and duly stated herein, in the Territory;

Cascade Meridien GmbH Digital Rights Purchase Agreement – Execution Copy

f.	OWNER has not heretofore done or permitted to be done, nor will it hereafter do or permit to be done, any act or thing which is or may be inconsistent with DMI’s digital sole and exclusive distribution and sale of said Masters and said performances or which may impair and/or curtail any of the rights given or grants made in this Agreement;

g.	there are no liens, encumbrances and/or obligations upon or in connection with the Master(s) or with the performance not specifically set forth herein, and

h.	OWNER has the right to use the artist’s name and likeness in connection with the commercial sale of said Masters in the Territory and transfers such right to DMI.

13.	OWNER’s representations and warranties are true as of the date of this Agreement and shall remain true for as long as DMI and its licensees and assigns have any interests or rights under this Agreement.

14.	OWNER agrees to indemnify, save and hold DMI, it’s directors, officers, shareholders and employees harmless from any costs, expenses, attorneys’ fees, losses or damages, for which it is deemed to be the responsible party, arising out of or connected with:

a.	any claim by any third party that is inconsistent with any of the warranties or representations made by OWNER in this Agreement; and

b.	any material breach by OWNER of this Agreement or any representations or warranties made hereunder.

15.	OWNER will reimburse DMI on demand for any claims, damages, expenses (including reasonable attorneys’ fees), costs, and payments made by DMI arising out of the foregoing indemnity. DMI also may recoup such payments from accrued royalties due OWNER under this Agreement. DMI may withhold the payment of such royalties pending the resolution of such claim or breach. Such withholding shall be in an amount reasonably related to the amount of the claim and reasonable attorneys’ fees, costs and expenses.

16.	OWNER and DMI agree that in the event OWNER is unable or fails to deliver all Masters to DMI, said Masters already delivered and paid for shall remain the property of DMI on a pro rata basis; and in the event OWNER is unable or fails to deliver Masters to DMI for which OWNER has received payment (“Overpayment”), OWNER shall immediately return said Overpayment to DMI within [*] of dispatch of notice by DMI.

17.	DMI shall have right of first refusal to the Rights to any after-acquired Masters upon mutual agreement as to price.

18.	Without limiting the provisions of Paragraph 26, OWNER shall not make or issue any public statement or press release regarding this Agreement or its subject matter without prior written approval from DMI.

Cascade Meridien GmbH Digital Rights Purchase Agreement – Execution Copy

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

19.	This agreement shall inure to the benefit of and be binding upon the parties’ assigns, successors and/or heirs.

20.	This Agreement shall be deemed to have been made in the State of California, U.S.A., and its validity, construction, performance, breach and operation shall be governed by the laws thereof.

21.	In the event that any provision of this Agreement shall be held invalid or otherwise contrary to law, the same shall be deemed to be deleted from this Agreement, and the remainder shall continue in full force and effect.

22.	The Parties agree to execute any and all subsequent documents, including without limitation, instrument, deed or other document which is necessary to carry out the terms of this Agreement.

23.	In resolving any dispute which may arise between the parties, any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Nothing in this Agreement shall be construed as creating a a partnership or joint venture between the parties.

24.	This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof. All previous negotiations, representations and promises having been merged herein. No modification, amendment, waiver, termination or discharge of this Agreement will be binding unless confirmed by a written instrument signed by the party sought to be bound. No waiver of any provision or default under this Agreement shall affect the rights of DMI thereafter.

25.

Each party acknowledges that by reason of this Agreement it may have access to certain information and materials concerning the other party’s business plans, customers, technology, products and services that are confidential and of substantial value to such party, which value would be impaired if such information were disclosed to third parties or used for purposes other than as expressly permitted by this agreement (“Confidential Information”). Each party agrees to maintain any and all Confidential Information received from the other, in confidence, and agrees not to disclose or otherwise make available such Confidential Information to any third party without prior written consent. Each party agrees that Confidential Information shall be disclosed to its employees and other personnel under its control and supervision for purposes of performing under this Agreement solely on a need-to-know basis in furtherance of this Agreement, and solely to those individuals who are bound by a written non-disclosure agreement having terms no less restrictive than the non-disclosure terms of this Paragraph 26, unless required by law, court or governmental order. Confidential information shall be deemed to include (i) information marked confidential, if conveyed in writing, (ii) information identified orally as confidential and (iii) information that the parties should reasonably deem to be confidential. Confidential information shall not be deemed to include any information which is (a) publicly known at the time of the disclosure. (b) becomes publicly known other than by breach of the terms of this paragraph 26, (c)

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becomes known to disclosing party, without restriction, from a source free of any obligation of confidentiality and without breach of this Paragraph 26, or (d) independently developed by the disclosing party.

26.	Except to the extent required by law, the parties shall not disclose the terms of this Agreement or discuss the nature or existence of this agreement with any third parties, except for the parties’ attorneys.

27.	All references to intellectual property rights and copyrights generally shall be as defined in the US 1976 Copyright Act; the Digital Performance Rights in Sound Recordings Act of 1995; the Digital Millennium Copyright Act of 1998, and any statutory modifications or re-enactments thereof.

28.	OWNER hereby authorizes, empowers and vests in DMI the right to enforce and protect all rights of and in the Approved Masters, whether vested or contingent, and the copyrights therein contained, throughout the Territory whether standing in OWNER’s name, or otherwise. DMI may in its own sole judgment act as either plaintiff or defendant in any suits, claims or proceedings in its own name, OWNER’s name or in the name of DMI’s parent, affiliate, subsidiary, successor or appointed licensee or in any other name (“Designees”) as DMI may so designate. DMI or DMI’s Designees reserve the sole right to fully dispose of such suits, claims or proceedings and shall keep OWNER fully informed thereof.

29.	Any notice required or desired to be given hereunder shall be in writing and mailed by certified or registered mail, return receipt requested, or delivered in writing by messenger, by an overnight express service or by fax or confirmed e-mail, and shall be deemed given on the date delivered if by messenger, fax or confirmed e-mail, on the date received if by overnight express service and three (3) days after mailing in the event of registered or certified mail.

Notices to DMI shall be sent to:

Digital Musicworks International Inc.

1545 River Park Drive, Suite 210

Sacramento, CA 95815

USA

Fax: 001 916 239 6018

E-Mail:

Notices to OWNER shall be sent to:

CASCADE GmbH

Haupstraße 41

79219 Straufen I. Br.

Germany

Cascade Meridien GmbH Digital Rights Purchase Agreement – Execution Copy

Fax: 0049 (0) 7633-95 15 33

E-mail: info@cascade-medien.de

30.	This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof. All previous negotiations, representations and promises having been merged herein. No modification, amendment, waiver, termination or discharge of this Agreement will be binding unless confirmed by a written instrument signed by the party sought to be bound. No waiver of any provision or default under this Agreement shall affect the rights of DMI thereafter.

The signatures below confirm all parties involved have and the opportunity to review this Agreement with their attorneys, advisors and counselors and understand and agree the terms and conditions set forth herein are both fair and just and binding as of Effective Date.

DATED: 11 Sept, 2005		DATED: 11 September, 2005

By:	/s/ ANDRE ULMANN	By:	/s/ MITCHELL KOULOURIS
	Andre Ulmann		Mitchell Koulouris
OWNER

Cascade Meridien GmbH Digital Rights Purchase Agreement – Execution Copy

Schedule A

[*]

*	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.